UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 19, 2014

WMI Holdings Corp.

(Exact Name of Registrant as Specified in Its Charter)

Washington	001-14667	91-1653725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 THIRD AVENUE, SUITE 3000 SEATTLE, WASHINGTON		98101
(Address of Principal Executive Offices)		(Zip Code)

(206) 432-8887

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

As previously reported, on April 3, 2014 WM Mortgage Reinsurance Company, Inc. (“WMMRC”), a wholly-owned subsidiary of WMI Holdings Corp. (the “Company”), and United Guaranty Residential Insurance Company (“United Guaranty”) entered into the Commutation Agreement and Mutual Release (the “Commutation Agreement”), a copy of which was attached as Exhibit 10.1 to the Company’s Form 8-K filed on April 7, 2014 and incorporated herein by reference. The effectiveness of the Commutation Agreement was conditioned upon obtaining certain consents, approvals and waivers, as described further below. On May 19, 2014 the Commutation Agreement became effective. Pursuant to the Commutation Agreement, WMMRC and United Guaranty agreed to the commutation and termination of (i) the trust and trust account (the “Trust Account”) established by that certain trust agreement dated December 31, 1998 between WMMRC, United Guaranty and US Bank, National Association, as trustee, pursuant to which WMMRC established a Trust Account for the benefit of United Guaranty, in order to secure obligations of WMMRC and (ii) the reinsurance agreements and related arrangements described more specifically in the Commutation Agreement (the “Commutation”).

The Commutation Agreement became effective upon the completion of the following events, all of which have been obtained: (a) the State of Hawaii, Insurance Division approved the Commutation Agreement; (b) the Company entered into a Limited Waiver Agreement with the First Indenture Trustee in order to permit the Commutation under the terms of the First Lien Indenture; (c) the Company entered into a Limited Waiver Agreement with the Second Indenture Trustee in order to permit the Commutation under the terms of the Second Lien Indenture; (d) the Company received a Consent from the agent and requisite lenders under the Company’s Financing Agreement, dated March 19, 2012 (the “Financing Agreement”) in order to permit the Commutation under the Financing Agreement; and (e) WMI Liquidating Trust, the beneficial owner of at least two-thirds in aggregate principal amount of the notes outstanding under the First Lien Indenture and the Second Lien Indenture, and Cede & Co., the registered holder of at least two-thirds in aggregate principal amount of the notes outstanding under the First Lien Indenture and the Second Lien Indenture, consented to both limited waiver agreements. The “Indentures” mean: (i) the Senior First Lien Notes Indenture dated as of March 19, 2012 by and between the Company and Wilmington Trust, National Association, as trustee (“First Indenture Trustee”) (the “First Lien Indenture”); and (ii) the Senior Second Lien Notes Indenture dated as of March 19, 2012 by and between the Company and Law Debenture Trust Company of New York, as Trustee (“Second Indenture Trustee”) (the “Second Lien Indenture”).

In accordance with the terms of the Commutation Agreement, United Guaranty will be paid $17,700,646.00 in cash and WMMRC will be paid all remaining cash and assets remaining in the Trust Account, which as of the date of this Form 8-K, is estimated to be approximately $65.4 million (the “WMMRC Amount”) from the Commutation. The Company expects that WMMRC will receive the WMMRC Amount within the next several days after the date of this Form 8-K.

The WMMRC Amount will be deposited into WMMRC’s custodial account. WMMRC requested and received approval from the State of Hawaii, Insurance Division to declare a dividend or distribution of all or a portion of the WMMRC Amount to the Company. The Company will deposit such dividend or distribution to the extent constituting Runoff Proceeds (as defined in the Indentures) directly into the Collateral Account (as defined in the Indentures) for distribution to the note holders in accordance with the Indentures.

Cautionary Statement Regarding Forward-Looking Statements

This Form 8-K includes forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact included in this report that address activities, events, conditions or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business and these statements are not guarantees of future performance. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements may include the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “strategy,” “future,” “opportunity,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. These risks are identified and discussed in the Company’s Form 10-K for the year ended December 31, 2013 under Risk Factors in Part I, Item 1A. These risk factors will be important to consider in determining future results and should be reviewed in their entirety. These forward-looking statements are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and we do not undertake to update any forward-looking statement, except as required by law. Readers should carefully review the statements set forth in the reports, which the Company has filed or will file from time to time with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WMI HOLDINGS CORP. (Registrant)

Date: May 19, 2014

	By:	/s/ Charles Edward Smith
Name: Charles Edward Smith
Title: Interim Chief Executive Officer

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